UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2008, the employment of Mr. Michael Griffith, who has been serving as Senior Vice President – Sales, will terminate without “cause” as defined in the employment agreement between StarTek, Inc. (the “Company”) and Mr. Griffith. On September 25, 2008, the Company and Mr. Griffith entered into a Transition Agreement that was approved by the Company’s Compensation Committee. The Transition Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The Transition Agreement generally provides for Mr. Griffith to use his best efforts to help the Company transition and close sales transactions. The Transition Agreement provides for certain post-termination commission payments to Mr. Griffith for transactions that are signed prior to November 15, 2008 and begin to generate revenue for the Company by February 15, 2009, to the extent that the sales otherwise would have been eligible for commission payments under the Company’s 2008 Sales Commission Plan.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition Agreement between StarTek, Inc. and Mr. Michael Griffith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: September 30, 2008

By:/s/ David G. Durham
Executive Vice President, CFO, and Treasurer
StarTek, Inc.